EXHIBIT 10.43

(Summarized translation of Japanese agreements between Rex Tokyo Co., Ltd. and UFJ Bank Co., Ltd.)

THE FIRST UNSECURED BOND OF REX TOKYO CO., LTD. (GUARANTEED BY UFJ BANK CO., LTD. AND LIMITED TO QUALIFIED INSTITUTIONAL INVESTORS)

This document consists of fiscal agent agreement, underwriter agreement, agreements for handling registration and clerical matters related to principal and interest payment. The lists of main points about the bond and commissions are attached.

Each agreement shall be valid independently and termination of one agreement shall not affect other agreements.

December 28, 2005

               Rex Tokyo Co., Ltd.

               UFJ Bank Co., Ltd.

FISCAL AGENT AGREEMENT

1. Rex Tokyo Co., Ltd., in issuing its first unsecured bond in the sum of two hundred million yen on December 30, 2005, entrusts UFJ Bank Co., Ltd. with handling of the bond.

2. UFJ shall handle clerical matters including receiving payment from applicants, filling in the necessary information such as bond price, paid amount, and bond number, preparing the original register, and any other paperwork considered necessary by consultation between both parties.

3. UFJ shall handle matters related to repayment of principal and interest in accordance with the procedure provided under this article.

4. Rex Tokyo or UFJ Bank can terminate this agreement at any time after consultation between both parties.

5. UFJ shall handle matters related to retirement of bonds. Rex Tokyo shall inform UFJ of the total amount, number of bonds and other details and submit the bonds to UFJ.

6. Up to the day of redemption, UFJ shall handle clerical matters such as preparation and delivery of bonds when required, keeping the original register, payment of tax on interest earned, confirmation of interest rates, etc.

7. UFJ shall perform duties specified in this agreement for Rex Tokyo with due attention.

8. Rex Tokyo shall pay UFJ a commission as indicated in the attached list and this amount shall be deducted from the payment for the bonds to be made on December 30, 2005. Rex Tokyo shall bear all expenses incurred for preparation of bonds, the original register and the agreement.

9. If any alteration to this agreement becomes necessary, Rex Tokyo and UFJ shall reach an agreement regarding the alteration.

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UNDERWRITER AGREEMENT

1. UFJ shall underwrite the total amount of the bond (200,000,000 yen) issued on December 30, 2005.

2. UFJ shall not transfer the bond to anyone other than the qualified institutional investors.

3.   UFJ shall request registration of the total amount.

4. Rex Tokyo shall pay UFJ a commission as indicated in the attached commission list.

5. UFJ shall deduct the amount of the commission from their payment for the bond to be made on December 30, 2005.

6. Any alteration to this agreement shall be decided upon consultation between both parties.

AGREEMENT FOR REGISTRATION PAPERWORK

Rex Tokyo shall pay UFJ a commission as indicated in the attached commission list for handling paperwork concerning registration of the bond.

AGREEMENT FOR HANDLING PAYMENT OF PRINCIPAL AND INTEREST

UFJ shall undertake handling of the payment of principal and interest of the bond. The payment shall be made in accordance with the procedure mentioned herein. UFJ shall receive a commission for this service as indicated in the attached commission list.

OUTLINE OF THE BOND

This outline applies to the First Unsecured Bond issued by Rex Tokyo Co., Ltd. on December 30, 2005.

1.   Total amount:        200,000,000 yen

2.   Amount of each bond: 10,000,000 yen

3.   Form:                a coupon-on bearer bond

4.  Interest rates:       - The first period:  0.21% p.a.
                          - For each period afterwards: 6-month TIBOR plus
                            0.10% p.a.

5.   Issue price:         100 yen per face value of 100 yen

6.   Redemption price:    100 yen per face value of 100 yen

7.   Payment date:        December 30, 2005

8.   Property mortgage:   There is no property mortgage for this bond.

9.   Guarantee:           UFJ Bank holds joint and several liability with Rex
                          Tokyo regarding payment of the principal and interest of the bond.

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10.  Method and term of redemption:

                          Repayment of 20,000,000 yen at the first redemption on June 30, 2006; afterwards, the same amount on June 30 and December 30 of each year; the balance to be repaid on December 30, 2010.

11.  Payment of interest: The first payment on June 30, 2006; afterwards,
                          6-month interest will be paid on June 30 and December 25 of each year.

12.  Special provision for advanced redemption:

                          Advanced redemption can be requested if either Rex Tokyo or UFJ is considered to come under conditions mentioned in this article.

13.  Custody of the bond: There is no organization appointed for this purpose.

14.  Fiscal agent:        UFJ Bank Co., Ltd.

15.  Special provision on loss of benefit of term

16.  Exemption of registration

17.  Restricted acquisitor:  This bond can be offered only to qualified institutional investors.

18.  Restriction on transfer

19.  Applicant registration

20.  Items to be mentioned on the bonds

21.  Issue of the bond by registration erasure

22.  Loss and reissue of the bond notes

23.  Expenses for issuing replacement bonds

24.  Lack of a coupon

25.  Meeting of bond holders

26.  Public notice for bond holders

27. This outline shall be made available to the public at the head office of UFJ Bank during its operating hours.

28.  Alteration to the outline

29.  Underwriter:         UFJ Bank Co., Ltd.

30.  Registration organization: UFJ Bank Co., Ltd.

31.  Place of repayment of principal and interest: UFJ Bank Co., Ltd., Tokyo

32.  Rex Tokyo can change the place of repayment.

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MAIN POINTS

1.   Issuer:              Rex Tokyo Co., Ltd.

2.   Name:                Rex Tokyo Co., Ltd. First Unsecured Bond (guaranteed
                          by UFJ Bank Co., Ltd. and restricted to qualified institutional investors)

3.   Total amount:        200,000,000 yen

4.   Price of each bond:  10,000,000 yen

5.   Interest rates:      For the first period - 0.21000% p.a.
                          For each period afterwards - TIBOR plus 0.10% p.a.

6.   Issue date:          December 30, 2005

7.   Payment date:        December 30, 2005

8.   Dates of interest payment: June 30 and December 30 each year

9.   1st payment of interest: June 30, 2006

10.  Date of redemption:  December 30, 2010

11.  Method of redemption: (1) First redemption on June 30, 2006; June 30 and
                               December 30 of each year afterwards - repayment of 20,000,000 yen each time. The balance to be paid on December 30, 2010.
                           (2) Partial redemption shall be by lottery.

12.  Guarantor: UFJ Bank Co., Ltd.

13.  Fiscal agent: UFJ Bank Co., Ltd.

14.  Underwriter: UFJ Bank Co., Ltd.

15.  Registration organization: UFJ Co., Ltd.

16.  Repayment of principal and interest: UFJ Bank Co., Ltd.

17.  Meeting of bond holders: In Tokyo

COMMISSION

(1)  Fiscal agent:        3,297,000 yen
                          (including consumption tax of 157,000 yen)

(2)  Underwriter:         26.25 sen per face value 100 yen
                          (including consumption tax of 1.25 sen)

(3)  Registration:        10 sen per face value 100 yen (no tax)

(4)  Payment of principal and interest:

                          Repayment of Principal - 1.05/1,000 of principal paid (including consumption tax of 0.05/1,000)
                          Payment of Interest - 2.10/1,000 of interest paid (including consumption tax of 0.10/1,000)

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